Exhibit 10.16

RESTATED

RABBI TRUST AGREEMENT

This AGREEMENT made as of this 11th day of February, 2004 is a restatement and complete replacement of that certain Rabbi Trust Agreement made as of December 1, 2000, between Wisconsin Energy Corporation, a corporation organized under the laws of the State of Wisconsin or any successor corporation (hereinafter referred to as the "Company"), and The Northern Trust Company, an Illinois corporation, of Chicago, Illinois (hereinafter referred to as the "Trustee").

WITNESSETH:

WHEREAS, the Company and certain of its subsidiaries (the "Participating Subsidiaries") have adopted the non-qualified deferred compensation plans listed in attached Exhibit A (hereinafter referred to collectively as "Plans"); and

WHEREAS, the Company and the Participating Subsidiaries have incurred or expect to incur liability under the terms of such Plans with respect to the individuals participating in such Plans (hereinafter referred to as the "Participants"); and

WHEREAS, the Company has previously established a grantor trust under an agreement with the Trustee made as of December 1, 2000 (hereinafter referred to as the "Trust") for the purpose of accumulating assets to assist it in fulfilling its obligations under the Plans, to which Trust the Company or the Participating Subsidiaries have made and shall make contributions in the amounts determined in accordance with the terms of the Plans and the Company now wishes to amend and restate that trust into the form of this Agreement; and

WHEREAS, the Company desires the Trustee to hold all funds contributed by the Company or a Participating Subsidiary and the Trustee is willing to hold and administer such funds pursuant to the terms of this Agreement; and

WHEREAS, the Company will establish separate accounts where appropriate (hereinafter referred to as "Accounts") with respect to each Participant in the Plans to provide a source of payments of the Company's obligations to Participants under the Plans; and

WHEREAS, the Company desires that the assets of the Trust contributed by it should be available to satisfy the claims of the Company's general creditors in case of Insolvency~~,~~ of the Company and that the assets of the Trust contributed by any Participating Subsidiary should likewise be available to satisfy the claims of such Participating Subsidiary's general creditors in case of Insolvency of such Participating Subsidiary, all as defined and provided in Article SEVENTH hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Trustee do hereby covenant and agree as follows:

FIRST

The Trustee shall receive any contributions paid to it in cash or in other property acceptable to it, which shall from time to time be transferred to the Trustee by the Company or any Participating Subsidiary. All contributions so received together with the income therefrom and any other increment thereon (hereinafter referred to as the "Trust Fund") shall be held, managed and administered by the Trustee pursuant to the terms of this Agreement. The amount of contributions by the Company or any Participating Subsidiary to the Trust Fund shall be determined in accordance with the provisions of Article SECOND hereof, and the Trustee shall have no duty or responsibility with respect thereto. The Trustee may maintain one or more separate investment funds in the Trust Fund, and it may commingle the assets of the Plans; provided, however, that the Company reserves the right to designate a specific asset or amount as belonging to a particular fund at the time such asset or amount is contributed to or acquired by the Trust Fund. An affiliate or subsidiary of the Company may, with the consent of the Company and subject to such conditions and limitations as the Company may impose, become a Participating Subsidiary in this Trust by action of the Board of Directors of such affiliate or subsidiary. The rights of each Participating Subsidiary shall correspond with that portion of the Trust which represents the benefits under a Plan of participants and beneficiaries of such Participating Subsidiary. The Company, as sole party to this Trust Agreement, shall exercise the rights, powers and duties, including amendment or termination of the Trust, on the behalf of each Participating Subsidiary.]

The Company shall create a separate Account for each Participant under each Plan, where appropriate as determined by the Company in its sole discretion, based upon the contributions for the Participant from the Company or any Participating Subsidiary. The rights of each Participant may not be assigned, pledged, alienated, or conveyed and are not subject to attachment, garnishment or execution.

The Trustee shall revalue the Trust Fund as of the last business day of each calendar month at current market values, as determined by the Trustee. The Trustee may rely conclusively upon the determination of the Company with respect to the fair market value of any Trust assets which the Trustee deems not to have a readily ascertainable fair market value and upon the determination of the issuer of any insurance contracts/policies with respect to the fair market value of such insurance contracts/policies. Net investment gains and losses (i.e., appreciation or depreciation in the value of assets, income and losses) shall be allocated by the Company proportionately among Participants' Accounts as of the end of each calendar month ("Accounting Date"). The Company shall maintain the record of the Accounts of each Participant in the Trust Fund based on the information provided by the Trustee regarding net investment gains and losses and on information provided by the Company regarding aggregate contributions to and distributions from the Trust Fund with respect to each Participant.

SECOND

The Company and any Participating Subsidiary shall pay to the Trustee such amounts as may be considered appropriate to provide for the payment of benefits under the Plans and the expenses of administration of the Trust.

Immediately prior to the occurrence of a Change in Control or on the occurrence of a Potential Change in Control (as defined in Article FIFTEENTH of this Trust Agreement), the Company shall make or cause to be made an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary one hundred and ten percent (110%) of the benefits to which Plan participants or beneficiaries would be entitled pursuant to the terms of the Plans(s) as of the date of the Change in Control or Potential Change in Control (the "Change in Control Date Current Benefits Obligations"), and the Company shall make or cause to be made a contribution during each January thereafter (the date of such contribution being referenced to as the "January Contribution Date") in an amount which, when taken together with the assets of the trust as of such January Contribution Date, is sufficient to pay each Plan participant or beneficiary one hundred and ten percent (110%) of the benefits to which Plan participants or beneficiaries would be entitled pursuant to the terms of the Plan(s) as of the preceding December 31 (the "Prior December 31st Current Benefits Obligations"). The Change in Control Date Current Benefits Obligations ("Change in Control Obligations") and the Prior December 31st Current Benefits Obligations ("Prior YE Obligations) which are of a defined benefit type shall be calculated on the same basis and using the same assumptions as have been used for purposes of calculating the Accumulated Benefit Obligation ("ABO" as defined by FAS 87) of the Company in the most recently available audited financial statements of the Company; except that, for purposes of the discount rate for the Change in Control Obligations, the discount rate will reflect the appropriate rate at the change in control date. The Change in Control Obligations and the Prior YE Obligations which are of a defined contribution type shall be calculated as equal to the current value of such Obligations, which in most cases will be the value of the account at the appropriate date.Notwithstanding any other provision of this Trust Agreement, if no Change in Control has occurred during the period beginning on the occurrence of a Potential Change in Control and ending on the date which is six months following such Potential Change in Control (such period being referred to as the "Six-Month Period") any amounts contributed by the Company to the Trust during the Six-Month Period shall be returned to the Company by the Trustee.

At any time prior to the occurrence of a Change in Control or a Potential Change in Control, the Company may require the Trustee by written notice to return to the Company any part or all of the assets held in the Trust Fund which exceed one hundred and five percent (105%) of the Prior December 31st Current Benefits Obligations, provided such notice is accompanied by a statement by the Company that such withdrawal is in compliance with this Article SECOND. The Company will account to any Participating Subsidiary with respect to any assets so returned which are attributable to contribution by such Participating Subsidiary.

The Trustee shall have no duty to determine the adequacy of or enforce any funding obligations of the Company. The Trustee shall have no duty to make any determinations or calculations under this Article SECOND, including but not limited to calculations of Change in Control Date Current Benefits Obligations or Prior December 31st Current Benefits Obligations. The duties of the Trustee shall be governed solely by the terms of the Trust without reference to the terms of the Plans.

THIRD

The Trustee shall from time to time, upon the direction of the Company, make distributions or payments out of the Trust Fund, to such persons, in such manner and in such amounts as the Company shall deem necessary to satisfy the Company's or any Participating Subsidiary's obligation to provide benefits under the Plans, and the Company shall charge Participants' Accounts accordingly. The Trustee shall not be liable for the proper application of any part of the Trust Fund and shall not be liable for any distribution made in good faith at the direction of the Company without actual notice or knowledge of the changed status or condition of any recipient.

The Trustee shall withhold such amounts from distributions as the Company directs and shall follow the instructions of the Company with respect to remission of such withheld amounts to the Company or to the appropriate governmental authorities. The Company shall have sole responsibility for any withholding related filings or reports.

Nothing in this Agreement shall relieve the Company or any Participating Subsidiary of its liabilities to pay the benefits provided under the Plans except to the extent such liabilities are met by the application of Trust Fund assets. It is the intention of the Company to have each Account which the Company, in its sole discretion, establishes hereunder treated as a separate account designed to satisfy the Company's legal liability under the applicable Plan in respect of the Participant for whom such Account has been established~~,~~; provided, however, that if a Participant's benefits under each of the Plans are paid directly by the Company~~,~~ or the Participating Subsidiary, then at any time prior to the occurrence of a Change in Control the balance of his Accounts shall revert to the Company (or the Participating Subsidiary, where so directed by the Company) pursuant to direction of the Company upon certification by the Company to the Trustee that the Company's or such Participating Subsidiary's legal liabilities to such Participant under each of the Plans have been satisfied.

This Trust is intended to be a grantor trust of which the Company is the grantor, within the meaning of the applicable provisions of the Internal Revenue code. The Company therefore agrees that all income, deductions and credits of each such Account belong to it as owner for income tax purposes and will be included on the Company's income tax returns.

Notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of a Change in Control, an independent third party selected as provided below shall serve as Administrator of the Trust. Such independent third party may be designated at any time prior to a Change in Control by the individual who is then the Chief Executive Officer of the Company, or if there is no such officer or such officer does not act, by the individual who is then the Chief Financial Officer of the Company (the "Appointing Officer"). Upon the occurrence of a Change in Control, the Administrator shall have full and complete discretionary power to determine all questions arising in the administration of the Plans and the interpretation of the Plans and the Trust, including, but not limited to, benefit entitlement determinations, and the Administrator, rather than the Company, shall from time to time direct the Trustee to make distributions or payments out of the Trust Fund, and the Administrator shall be substituted for the Company in the first paragraph of this Article THIRD. The investment of the Trust Fund shall remain subject to the powers and authority of the Company and the Trustee as otherwise provided in this Trust. Upon and after the occurrence of a Change in Control, the Company must: (a) pay all reasonable administrative expenses and fees of the Administrator; (b) indemnify the Administrator against any and all costs, expenses and liabilities (including, without limitation, attorney's fees) of whatsoever kind and nature which may be imposed upon, asserted against or incurred by the Administrator in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (c) supply full and timely information to the Administrator on all matters relating to the Plans, the Trust and Participants and their beneficiaries, the Accounts, the date and circumstances of the retirement, disability, death or termination of employment of the Participants; and such other pertinent information as the Administrator may reasonably require. Upon and after the occurrence of a Change in Control, the Administrator may be terminated and replaced by (a) action of either individual who was or could have been an Appointing Officer at the time of the initial designation of the first Administrator; or if no such individual is able or willing to act, then by (b) the decision of at least two of the three participants or beneficiaries in the Plans who at the time of such decision have the largest amount of benefits owing to them as determined by the immediately preceding Prior December 31st Current Benefits Obligations calculation; or, if no such Participants or beneficiaries in the Plans are able or willing to act, then (c) Trustee may apply to a court of competent jurisdiction to have a successor Administrator appointed.. Upon and after a Change in Control, the Administrator may not be removed by the Company.

FOURTH

The "Trust Fund" as of any date will consist of all property of every kind then held by the Trustee.

FIFTH

Subject to investment guidelines which may be issued by the Company to the Trustee from time to time and subject to Article SIXTH hereof, the Trustee shall have the following powers and authority in the administration of the Trust Fund:

(a) To invest and reinvest the Trust Fund without distinction between principal and income in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security (but specifically excluding Company stock) or obligation, including any pooled fund or other commingled investment fund maintained by the Trustee or any other bank or entity for trust investment purposes or any mutual fund (including those for which it or any of its affiliates serves as investment advisor);

(b) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held;

(c) To settle, compromise, contest, prosecute, abandon or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust;

(d) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held; to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property so acquired;

(e) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held at any time;

(f) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan;

(g) To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

(h) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

(i) To employ suitable agents and counsel and to pay their reasonable expenses and compensation;

(j) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form.

(k) To stop making payments to Participants or beneficiaries and hold Trust Fund assets for the benefit of the creditors of the Company or any Participating Subsidiary and to deliver assets to satisfy such creditor's claims as directed by a regulatory agency or court of competent jurisdiction, all pursuant to Article SEVENTH below;

(l) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers, and

(m) To perform other acts necessary or appropriate for the proper administration of the Trust Fund.

SIXTH

The Trustee shall purchase or continue in effect such insurance contracts, including annuity contracts and policies of life insurance, as the Company shall direct, and the Trustee shall act with respect to those contracts only as directed by the Company and shall have no investment responsibility for such contracts.

SEVENTH

Notwithstanding any provision in this Agreement to the contrary, if at any time while the Trust is still in existence the Trustee receives a written notice from the Company or written allegations from a third party as provided below that the Company has become Insolvent (as defined herein), the Trustee shall suspend the payment of all benefits from the Trust Fund attributable to contributions by the Company and shall, except as provided below, thereafter hold all of the Trust Fund attributable to contributions by the Company in suspense until it receives an order from a regulatory agency or court of competent jurisdiction directing the disposition of such Trust Funds ("Order"); provided, however, that the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trust, including taxes, pending the receipt of an Order. The Company shall be considered to be Insolvent if it (a) is unable to pay its debts as they fall due or (b) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

By its approval and execution of this Agreement, the Company represents and agrees that its Board of Directors and Chief Executive Officer, as from time to time acting, shall have the fiduciary duty and responsibility on behalf of the Company's creditors to give to the Trustee prompt written notice of the Company's Insolvency, and the Trustee shall be entitled to rely thereon to the exclusion of all subsequent directions or claims to pay benefits. If after notice to the Trustee of Insolvency by the Company, the Company, in the absence of an Order, alleges that it is no longer Insolvent, or if the Trust Department of the Trustee receives written allegations of an event of Insolvency from a third party, the Trustee shall appoint an independent accounting firm to determine whether the Company is Insolvent. In no event shall knowledge of the Company's credit status held by banking officers or employees of The Northern Trust Company be imputed to the Trustee. In the absence of an Order to the contrary, the Trustee shall resume distributions hereunder upon receipt of written certification from such accounting firm that the Company was not or is no longer Insolvent. The Trustee's only responsibility shall be the prudent selection of such accounting firm.

Participants and beneficiaries have only the Company's unsecured promise to pay benefits under the terms of the Plans and the status of an unsecured general creditor of the Company. Participants and beneficiaries receive and have no security interest in assets of the Trust.

If a Participating Subsidiary has contributed assets to the Trust Fund, then all of the foregoing provisions of this Article SEVENTH shall apply separately to it. Thus, if at any time while the Trust is still in existence and still holds any portion of the Trust Fund attributable to contributions by such Participating Subsidiary, the Trustee receives a written notice from such Participating Subsidiary or written allegations from a third party that such Participating Subsidiary has become Insolvent (as defined above), the Trustee shall suspend payment of all benefits from the Trust Fund attributable to contributions by such Participating Subsidiary and shall, except as provided above, thereafter hold all of the Trust Fund attributable to contributions by such Participating Subsidiary in suspense until it receives an order from a regulatory agency or court of competent jurisdiction directing the disposition of such Trust Funds ("Order"); provided, however, that the Trustee may deduct or continue to deduct its fees and expenses and other expenses of the Trust, including taxes, pending receipt of an Order. In the event any Participating Subsidiary becomes Insolvent, the Board of Directors of such Participating Subsidiary shall have the duty to inform the Trustee in writing of such Insolvency and the assets of the Trust that correspond to such Participating Subsidiary shall be subject to the claims of such Participating Subsidiary's creditors.

EIGHTH

The Trustee shall pay out of the Trust Fund all taxes of any and all kinds levied or assessed under existing or future laws against the Trustee in its capacity as such or against the Trust Fund.

The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Company and the Trustee. Such compensation and all expenses of administration of the Trust, including attorneys' fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Company.

NINTH

The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. Within 30 days after the close of each fiscal year (or such other date as may be agreed upon in writing between the Company and the Trustee), and within 60 days after the effective date of the resignation or removal of the Trustee as provided in Article ELEVENTH hereof, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the year ending on such date (but not including any part of such year for which such an account has previously been filed) and certified as to the accuracy of the information set forth therein. Such account may incorporate by reference any and all schedules and other statements setting forth investments, receipts, disbursements and other transactions effected during the period for which such account is rendered which the Trustee has furnished to the Company prior to the filing of such account. Each account so filed (and copies of any schedules and statements incorporated therein by reference as aforesaid) shall be open to inspection during business hours by any Participant in a Plan and any person designated by such Participant for a period of 60 days immediately following the date on which the account is filed with the Company. The Company may approve such accounts by an instrument in writing delivered to the Trustee. In the absence of the filing in writing with the Trustee by the Company of exceptions or objections to any such account within 6 months of the completion of the Plan(s) annual audit by the Company or its appointed auditor, the Company shall be deemed to have approved such account; and in such case, or upon the written approval of the Company of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction except with respect to claims of fraud or willful misconduct.

TENTH

The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Company with respect to any instruction, direction or approval of the Company, and protected also in relying upon the certification until a subsequent certification is filed with the Trustee.

The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be, genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

The Trustee shall not be liable hereunder for any loss or diminution of the Trust Fund resulting from any action taken at the direction of the Company, or omitted because of the lack of any direction from the Company.

The Company (which has the authority to do so under the laws of its state of incorporation) shall indemnify The Northern Trust Company and defend it and hold it harmless from and against any and all liabilities, losses, claims, suits or expenses (including attorneys' fees) of whatsoever kind and nature which may be imposed upon, asserted against or incurred by The Northern Trust Company at any time (1) by reason of its carrying out its responsibilities or providing services hereunder, or its status as Trustee, or by reason of any act or failure to act under this Agreement, except to the extent that any such liability, loss, claim, suit or expense arises directly from the Trustee's gross negligence or willful misconduct in the performance of responsibilities specifically allocated to it under this Agreement, or (2) by reason of the Trust's failure to qualify as a grantor rabbi trust exempt from the Employee Retirement Income Security Act. This paragraph shall survive the termination of this Agreement.

The duties of Trustee shall be governed solely by the terms of this Agreement without reference to the terms of the Plans. Trustee shall not be liable for any delay in performance, or non-performance, of any obligation hereunder to the extent that such obligation is due to forces beyond Trustee's reasonable control, including but not limited to delays, errors or interruptions caused by Trustee or third parties; any industrial, juridical, governmental, civil or military action; acts of terrorism, insurrection or revolution; nuclear fusion, fission or radiation; failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment; or acts of God.

In making payments to service providers pursuant to authorized directions, the Company acknowledges that the Trustee is acting as paying agent, and not as the payor, for tax information reporting and withholding purposes.

ELEVENTH

The Trustee acting hereunder may resign or the Company may remove the Trustee at any time by giving at least 60 days written notice to the other. In the case of the resignation or removal of the Trustee the Company shall appoint a successor Trustee, which shall be a bank or trust company. Any successor Trustee shall have the same obligations, powers and duties as those conferred upon the Trustee hereunder unless otherwise specified in an agreement between the Company and the successor Trustee and the appointment of a new Trustee shall be by a written instrument delivered to the Trustee acting hereunder. Upon receipt of such written instrument executed by the Company and a written instrument executed by the successor Trustee accepting the appointment, the Trustee shall deliver the assets of the Trust Fund to the successor Trustee but may reserve such reasonable amount as the Trustee may deem necessary for outstanding and accrued charges against the Trust Fund with written notice to the Company of the reasons for reserving such amounts.

TWELFTH

This Agreement and the Trust created hereby shall be irrevocable; provided, however, that any property held in the Trust Fund attributable to contributions by the Company shall be subject to the claims of general creditors of the Company under Federal or state law in the event of Insolvency, and any property held in the Trust Fund attributable to contributions by any Participating Subsidiary shall be subject to the claims of general creditors of such Participating Subsidiary, all as provided in Article SEVENTH. In the event that the Company certifies to the Trustee that the Plans are terminated and there are no remaining Participants or beneficiaries entitled to benefits thereunder, this Trust shall terminate and, subject to the Trustee's right to reserve such reasonable amount as it may deem necessary for outstanding and accrued charges against the Trust Fund with written notice to the Company of the reasons for reserving such amounts, title to any remaining assets shall revert to the Company. Except as provided in Articles SECOND, THIRD and SEVENTH, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans, as certified to in writing by the Company (upon which certification the Trustee may conclusively rely without further action).

THIRTEENTH

This Agreement and the Trust created herein shall be construed, regulated and administered under the laws of the State of Illinois. All contributions to the Trustee shall be deemed to take place in the State of Illinois. The Trustee may at any time initiate an action or proceeding for the settlement of its accounts or for the determination of any question of construction which may arise or for instructions, and the only necessary party defendant to such action shall be the Company, except that the Trustee may, if it so elects, bring in as parties defendant any other person or persons.

FOURTEENTH

Company may amend this Agreement at any time pursuant to a resolution of the Board of Directors, the Compensation Committee of the Board of Directors, or a written instrument executed by designee of either and delivery to the Trustee of a certified copy of such resolution and a written instrument duly executed and acknowledged in the same form as this Agreement; provided, however, that the duties and responsibilities of the Trustee shall not be affected without the Trustee's written consent, respectively, and, provided further, that no amendment shall reduce a Participant's benefits to less than the amount he would be entitled to receive on the date before the amendment. Notwithstanding the foregoing, no such amendment shall (a) conflict with the terms of the Plans, or, following a Change in Control, adversely affect the rights of Plan participants and beneficiaries, as certified to in writing by the Company (upon which certification the Trustee may conclusively rely), or (b) make the Trust revocable.

FIFTEENTH

For purposes of the Trust, a "Change in Control" with respect to the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (3) below; or

(2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 1, 2000, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on December 1, 2000 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation immediately following which the directors of the Company immediately prior to such merger or consolidation continue to constitute at lest a majority of the board of directors of the Company, the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement (or series of related agreements) for the sale or disposition by the Company of all or substantially all of the Company's assets, disregarding any sale or disposition to a company, at least a majority of the directors of which were directors of the Company immediately prior to such sale or disposition; or

(5) the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of the Company.

Further, for purposes of this Trust, a "Potential Change in Control" with respect to the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(ii) the Company, or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% of more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

(iv) the Board adopts a resolution to the effect, that, for purposes of this Agreement, a Potential Change in Control has occurred.

For purposes of the above definitions of the terms "Change in Control" and "Potential Change in Control" the terms set forth below shall have the following meanings:

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

The Company shall immediately notify the Trustee in writing of any Potential Change of Control or Change of Control. The Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Potential Change of Control or Change of Control has occurred.

SIXTEENTH

Actions of the Trustee may be evidenced by a written instrument signed by the Trustee, and all third parties shall be entitled to rely on said written instrument.

SEVENTEENTH

This Agreement may be executed in any number of counterparts, each one of which shall be deemed to be the original although the others shall not be produced.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

WISCONSIN ENERGY CORPORATION

Attest:

/s/ Micahel S. Kaminski               By: /s/ Allen L. Leverett
                                                   Name: Allen Leverett
                                                    Title: Chief Financial Officer

The undersigned, Keith Ecke, Assistant Corporate Secretary, does hereby certify that Allen Leverett is the duly elected, qualified and acting Chief Financial Officer of Wisconsin Energy Corporation (the "Company") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/ Keith H. Ecke
 Assistant Corporate Secretary
Wisconsin Energy Corporation

                                                                THE NORTHERN TRUST COMPANY,
                                                                AS TRUSTEE:

Attest:

/s/ Edward Fleming                                 By: /s/ Marty Mulcrone
2nd Vice President                                 Name: Marty Mulcrone
                                                              Title: Vice President